Exhibit 99.1
Contact:
Susan Hager
WeissComm Partners
Phone: (617) 933-7540
shager@wcpglobal.com
THE MEDICINES COMPANY APPOINTS T. SCOTT JOHNSON AS
VICE PRESIDENT, NEW BUSINESS VENTURES & CHIEF MEDICAL ADVISOR
PARSIPPANY, NJ, July 23, 2009 — The Medicines Company (NASDAQ: MDCO) today announced that T. Scott Johnson, M.D. joined the Company on a full-time basis as Vice President, New Business Ventures & Chief Medical Advisor, and has resigned as a director. In his new role, Scott will work to evaluate new product acquisition opportunities and provide medical advice on both marketed and development products in the Company’s portfolio.
“I’ve known Scott for many years, and I am delighted by his decision to join the Company on a full time basis,” said Clive Meanwell, Chief Executive Officer of The Medicines Company. “Scott was a co-founder of The Medicines Company, and was instrumental in obtaining bivalirudin rights from Biogen. He has held a leadership role on our Board of Directors ever since. Scott’s breadth of experiences will expand the range and depth of our capabilities as we execute on our strategic plan to build a leading global critical care company.”
T. Scott Johnson has been a director of The Medicines Company since its inception in September 1996. Previous to accepting his new responsibility, Dr. Johnson was a partner at Gilliam Capital LLC, an investment management company that he founded in June 2007. Since July 1999, Dr. Johnson has also been a partner at JSB Partners, L.P., an investment bank that he founded and that focuses on mergers and acquisitions, private financings and corporate alliances within the healthcare sector. From September 1991 to July 1999, Dr. Johnson served as a founder and managing director of MPM Capital, LLP, a venture capital firm. Dr. Johnson received both a B.S. in chemistry and mathematics and an M.D. from the University of Alabama.
About The Medicines Company
The Medicines Company (NASDAQ: MDCO) is focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines to the worldwide hospital marketplace. The Company markets Angiomax® (bivalirudin) in the United States and other countries for use in patients undergoing coronary angioplasty, and Cleviprex® (clevidipine butyrate) injectable emulsion in the United States for the reduction of blood pressure when oral therapy is not feasible or not desirable. The Company also has two products in late stage development, cangrelor, an investigational antiplatelet agent and oritavancin, a semi-synthetic lipoglycopeptide antibiotic currently awaiting EU regulatory approval. The Company’s pipeline also includes a serine protease inhibitor, CU2010, in early-stage development. The Medicines Company’s website is www.themedicinescompany.com.
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether clinical trial results will warrant submission of applications for regulatory approval, whether the Company will be able to obtain regulatory approvals, whether physicians, patients and other key decision-makers will accept clinical trial results, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on May 11, 2009, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.